UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006 (March 14, 2006)

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 14, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of NorthStar Realty Finance Corp. (the “Company”) approved the form of award agreement to be used to grant awards under the NorthStar Realty Finance Corp. 2006 Outperformance Plan, a long-term incentive compensation program that was approved by the Compensation Committee on January 10, 2006 (the “2006 Outperformance Plan” or the “Plan”).

Under the 2006 Outperformance Plan, award recipients will share in a “performance pool” if the Company’s total return to stockholders for the period from January 1, 2006 (measured based on the average closing price of our common stock for the 20 trading days prior to January 1, 2006 through December 31, 2008 exceeds a cumulative total return to stockholders of 30%, including both share appreciation and dividends paid. The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to $40 million, exclusive of accrued dividends referred to below. Each employee’s award under the 2006 Outperformance Plan will be designated as a specified percentage of the aggregate performance pool. Assuming the 30% benchmark is achieved, the performance pool that is established under the Plan will be allocated among the Company’s employees in accordance with the percentage specified in each employee’s award agreement.

Awards will be made under our 2004 Omnibus Incentive Plan (or successor plan) in the form of partnership units (“LTIP Units”) of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), that are ultimately exchangeable for shares of our common stock or cash, at our election. The Plan provides that if the performance pool is established, each award recipient will be entitled to the dividends that would have been paid by the Company had the LTIP Units (that were earned based on the size of the pool) been issued on the date the Plan was approved.  Those dividends will be paid by the issuance of additional LTIP Units.  Thereafter, dividends will be paid on the outstanding LTIP Units, whether or not vested. In the event the potential performance pool reaches the maximum dilution cap before December 31, 2008 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed on the last day of such 30 day period.

Although the amount of the awards earned under the Plan will be determined when the performance pool is established, not all of the LTIP Units earned pursuant to the awards vest at that time. Instead, 50% of the awards vest on December 31, 2008 and 25% of the awards vest on each of the first two anniversaries thereafter based on continued employment. In the event of a change in control of the Company prior to the establishment of the pool, then (1) the performance period will be shortened to end on a date immediately prior to the public announcement of the change of control event, and (2) the total shareholder return benchmark will be adjusted on a pro rata basis for the shortened performance period.  A performance pool will be established as described above if the adjusted benchmark target is achieved and all of the LTIP Units earned pursuant to the awards will be fully vested. If a change in control occurs after the performance period has ended, all unvested LTIP Units earned under the Plan will fully vest upon the change in control.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

On March 14, 2006, the Company also amended the Agreement of Limited Partnership of the Operating Partnership in order to establish the terms of the LTIP Units under the Plan (referred to as “OPP Units”). The OPP Units are a class of limited partner interests structured to qualify as “profits interests” for federal income tax purposes. Accordingly, OPP Units, initially, will not have full parity, on a per unit basis, with the common units of limited partner interests in the Operating Partnership with respect to liquidating distributions. Upon the occurrence of specified events, the OPP Units can over time achieve full parity with the common units of limited partner interests, at which time the OPP Units may be converted, subject to the satisfaction of applicable vesting conditions (time and/or performance based), on a one-for-one basis into common units of limited partner interests.

With respect to voting rights, OPP Unit holders, together with the existing LTIP Unit holders, have the right to vote together with the holders of common units as a single class on all matters, and have a right to vote as a separate class if there is a material and adverse effect on the OPP Units and existing LTIP Units (except where the impact of a proposed action is equal, ratable and proportionate with the impact on common units). On matters where the LTIP Units have a separate class vote, the OPP Units vote together with the existing LTIP Units.

The foregoing summary is qualified in its entirety by reference to the copy of the form of award agreement under the Plan and the First Amendment to the Agreement of Limited Partnership of the Operating Partnership, which are incorporated herein by reference.

Furthermore, on March 14, 2006, the Company entered into an Employment Agreement with Richard J. McCready, the Company’s Executive Vice President, General Counsel & Secretary (the “Employment Agreement”). The Employment Agreement has an initial term of three years. Following the initial term, the Employment Agreement automatically will extend on an annual basis for one additional year, unless notice not to renew the Employment Agreement is given 90 days prior to the expiration of its term. Mr. McCready will receive an initial annual base salary of $150,000 per annum. In subsequent years during the term, the base salary under the Employment Agreement will be subject to annual review and adjustment from time to time by the Compensation Committee of the Board of Directors. The Employment Agreement also provides that Mr. McCready may be entitled to an annual cash bonus. The initial target amount of the annual cash bonus will be 100% of Mr. McCready’s base salary.

The Employment Agreement provides that Mr. McCready will receive severance payments in the event of termination of his employment by the Company (other than a termination for "cause," as defined in the Employment Agreement) or by Mr. McCready with "good reason" (also as defined in the Employment Agreement). These severance payment includes continuation of annual base salary for two years following the date of termination of employment. In addition, Mr. McCready would receive a pro-rata bonus for the year in which such termination occurred.

If payments made under the Employment Agreement (or any other plans or agreements) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the Employment Agreement provides that the Company will pay Mr. McCready an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax.

Pursuant to the Employment Agreement, Mr. McCready agreed that, during his employment with the Company and for a period of one year following the termination of his employment, he will not solicit, directly or indirectly, any of the Company’s employees, officers, consultants or joint venture partners to terminate their employment or other relationships with the Company. Mr. McCready also agreed that he would devote not less than a majority of his business time to the performance of his duties under the Employment Agreement.

The Employment Agreement also provides that Mr. McCready may participate in the Company’s equity compensation plans, including the 2006 Outperformance Plan.

ITEM 9.01    Financial Statements and Exhibits.

(c)     Exhibits

Exhibit Number	Description
99.1	Form of NorthStar Realty Finance Corp. 2006 Outperformance Plan Award Agreement*

99.2	Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006**

99.3	Executive Employment Agreement between Richard J. McCready and NorthStar Realty Finance Corp., dated as of March 14, 2006***

*          Incorporated by reference to exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

**        Incorporated by reference to exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

***     Incorporated by reference to exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: March 17, 2006	By:	/s/ Mark E. Chertok
Mark E. Chertok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of NorthStar Realty Finance Corp. 2006 Outperformance Plan Award Agreement*

99.2	Amendment No. 1 to Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, dated as of March 14, 2006**

99.3	Executive Employment Agreement between Richard J. McCready and NorthStar Realty Finance Corp., dated as of March 14, 2006***

*          Incorporated by reference to exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

**        Incorporated by reference to exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

***     Incorporated by reference to exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.